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                                                                    EXHIBIT 3.19

                               SELLING AGREEMENT
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Asset Allocations Securities Corp.
777 Old Saw Mill River Road
Suite 240
Tarrytown, NY 10591
(914)347-8800

     Re:  Private Placement Offering
          --------------------------

     Retractable Technologies, Inc., a Texas corporation (the "Company"), proposes to offer and sell a maximum of one million three hundred thousand (1,300,000) shares of its Series IV Class B Convertible Preferred Stock ("Preferred Stock") to selected investors for Ten Dollars ($10.00) per share in transactions not constituting a public offering. The terms and conditions of such offers and sales, and disclosure of material facts made by the Company regarding the offering, are described in the Private Placement Memorandum, dated January 11, 2000 (the "Memorandum"). Asset Allocations Securities Corp. will be referred to herein as the "Broker-Dealer." The Company's and the Broker-Dealer's rights and obligations under this Agreement shall commence on the date first signed by both parties and terminate on March 15, 2000 (the "Contract Term"), unless the Contract Term is extended by written agreement of the parties. The capitalized terms used in this Agreement have the meanings given them in the Memorandum unless defined herein.

     1.  Best Efforts Offering.  The Company hereby invites the Broker-Dealer,
         ---------------------
on a "best efforts" basis, to offer and sell up to Thirteen Million Dollars ($13,000,000.00) of the Preferred Stock in accordance with the terms and conditions described herein and in the Memorandum. The Broker-Dealer agrees to use its best efforts to sell such shares in accordance with these terms and conditions. In the event that the Company decides to terminate the offering before selling all the shares being offered, the Company will notify Broker-Dealer in writing as provided herein and give Broker-Dealer fifteen (15) days to close-out and submit its existing subscription commitments.

     2.  Compensation.
         ------------

         a. As compensation for the services rendered by the Broker-Dealer pursuant to this Agreement, the Company shall pay the Broker-Dealer combined selling concessions (fees, non-accountable due diligence expenses, commissions, etc.) equal to Seven Percent (7%) of the cash price for all shares of Preferred Stock sold by the Broker-Dealer, and shall furthermore grant to the Broker-Dealer a warrant giving it the right, for a period of two (2) years from the conclusion of the Contract Period, to purchase three
     (3) shares of the Preferred Stock, at the cash offering price for each share, for each one hundred (100) shares of Preferred Stock sold under this Agreement. The Company shall pay the Broker-Dealer its sales commission within thirty (30) days after each prospective investor's


SELLING AGREEMENT - Page 1 of 7 Pages
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     Subscription Agreement is accepted by the Company and such investor's subscription is converted to immediately available funds. The Company shall issue the Warrant, in the form attached hereto as Exhibit "A", within thirty (30) days after conclusion of the Contract Period. The Broker-Dealer shall have no right to additional compensation from the Company by reason of the sale or issuance of Preferred Stock upon the Broker-Dealer's exercise of the warrant, or, if applicable, its conversion of Preferred Stock obtained from such exercise into Common Stock.

         b. Broker-Dealer will not receive sales concession payments or Warrant participation for sales of shares of Preferred Stock in the offering to any of the Company's present Class A and B Preferred Stock shareholders who were not customers of the Broker-Dealer prior to the commencement of this offering.

         c. All subscriptions are subject to confirmation and acceptance by the Company. The Company may, in its sole discretion, for any reason, reject any subscription submitted to it by the Broker-Dealer. Subscription checks are to be made payable to the order of "Retractable Technologies, Inc. Escrow Account" in the amount of the purchase price of such Shares and are to be mailed with all executed subscription documents to: Retractable Technologies, Inc., 511 Lobo Lane, Little Elm, Texas 75068, Attention:
     Douglas W. Cowan, Chief Financial Officer.

     3.  Representations and Warranties of the Company.  The Company represents
         ---------------------------------------------
and warrants to the Broker-Dealer that:

         a. The Company has taken and will take all actions necessary to cause the offer and sale of the Preferred Stock to be exempt from the registration requirements of the Securities Act of 1933 (the "1933 Act") by provision of Sections 3(b) and 4(2) thereof, and Regulation D of the Rules and Regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder. For purposes of this Agreement, the Company may and will rely upon the accuracy and completion of representations made by investors in their Subscription Agreements.

         b. The Company will cooperate in Broker-Dealer's efforts on the Company's behalf. The Company will supply without charge such number of copies of the Memorandum and any supplemental information or subsidiary documents as the Broker-Dealer may reasonably require. The Company will consult with the Broker-Dealer and its salesmen upon request and will assist the Broker-Dealer in familiarizing its sales force with the Company and the Preferred Stock.

         c. The Company has taken and will take all actions necessary to cause the offer and sale of the Preferred Stock to be exempt from the securities


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     registration or qualification requirements of any State or jurisdiction in which the Company authorizes the Broker-Dealer to offer Preferred Stock.

         d. The Memorandum and all amendments or supplements thereto contain and will contain, during the Contract Term and any extension thereof, all statements required by provisions of the 1933 Act and the Securities Exchange Act of 1934 (the "1934 Act"), and neither the Memorandum, nor any amendment or supplement thereto, contains or will contain any untrue statement of material fact, or omits or will omit any material fact which is required to be stated therein or is necessary to make the statements therein not misleading, as required by the 1933 Act or the 1934 Act.

         e. The Company is duly organized, validly existing, and in good standing under the laws of the State of Texas, with power and authority to enter into this Agreement and to conduct business as described in the Memorandum.

         f. The Company's execution and delivery of this Agreement and compliance with the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any agreement or instrument to which the Company is a party.

     4.  Representations and Warranties of the Broker-Dealer.  The Broker-Dealer
         ---------------------------------------------------
represents and warrants to the Company as follows:

         a. The Broker-Dealer is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); is registered with the Commission as a broker and dealer in securities under the 1934 Act; is duly licensed to engage in business as a broker-dealer within each State in which it will offer or sell the Preferred Stock; and will maintain such registrations and qualifications throughout the Contract Term and any extension thereof.

         b. The Broker-Dealer (i) will offer the Preferred Stock in a manner so as to preserve the exemptions from securities registration provided in Sections 3(b) and 4(2) of the 1933 Act and Regulation D promulgated thereunder, and as claimed by the Company, and will not knowingly take or omit to take any action in connection with offers or sales of the Preferred Stock that would render the offering not eligible to claim an exemption from registration under Regulation D; (ii) will comply with the 1933 Act, the 1934 Act, and all other applicable federal and State laws, with the rules and regulation of the Commission, and with the Constitution, Bylaws, and Conduct Rules of the NASD; (iii) will not offer or sell the Preferred Stock in any State or jurisdiction until such time as it is advised by the Company that the Preferred Stock may lawfully be sold in such jurisdiction and then only if and to the extent that the Broker-Dealer may be duly licensed to conduct business as a broker-dealer within such jurisdiction;
     (iv) will make no representation with respect to the offering and/or sale of the Preferred Stock except those contained in the Memorandum, will use only the Memorandum,


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     including any supplements thereto provided by the Company, and will make no offer of the Preferred Stock for sale without providing a prospective purchaser with a Memorandum; (v) and will assume full responsibility for the selling efforts of its representatives and for the thorough and proper training of its representatives so that special emphasis will be given to the principles of full and fair disclosure to prospective investors.

         c. The Broker-Dealer will not offer the Preferred Stock by means of any form of general solicitation or general advertising and will not hold any publicly advertised seminars relating to the Company's offering of Preferred Stock.

         d. To the knowledge of the Broker-Dealer, no action or proceeding is pending against the Broker-Dealer or any of its officers or directors concerning the Broker-Dealer's activities as a broker or dealer that would affect the Company's offering of the Preferred Stock.

         e. The Broker-Dealer is a corporation duly organized, validly existing, and in good standing under the laws of the States of Texas with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

         f. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in a breach of any of the terms or conditions of, or constitute a default under, the Articles of Incorporation or Bylaws of the Broker-Dealer or any indenture, agreement, or other instrument to which the Broker-Dealer is a party, nor result in violation of any order directed to the Broker-Dealer by any court or any federal or state regulatory body or administrative agency having jurisdiction over the Broker-Dealer or its affiliates.

         g. The Broker-Dealer knows of no person who rendered any services in connection with the introduction of the Company to the Broker-Dealer, and no person acting by, through, or under the Broker-Dealer will be entitled to receive from the Broker-Dealer or from the Company any finder's fees or similar payments.

         h. The Broker-Dealer will, upon request during the Contract Term and promptly after the conclusion of the Contract Term, supply the Company with all information required from the Broker-Dealer for the completion of a Form D, and such additional information as the Company may reasonably request to be supplied to the securities commissions of all States or jurisdiction in which the Preferred Stock has been sold.

         i. All sales materials referring to the stock, including all correspondence with prospective offerees or purchasers, must be submitted to the Company for approval before use.


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All of the above representations and warranties shall survive the performance or termination of this Agreement.

     5.  Indemnification by the Company.
         ------------------------------

         a. The Company will indemnify and hold harmless the Broker-Dealer and each "Affiliated Person" (defined to include the Broker-Dealer's officers, directors, partners, employees, and each person who controls any of the foregoing persons within the meaning of Section 15 of the 1933 Act) from and against any and all losses, claims, damages, expenses, or liabilities to which the Broker-Dealer or any Affiliated Person may become subject under the 1933 Act, under the 1934 Act, under any other statute, at common law, or otherwise, and will reimburse the Broker-Dealer and each such Affiliated Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any actual or asserted failure or neglect of the Company to (i) comply with any agreement, covenant, representation, or warranty in this Agreement; or (ii) comply with the 1933 Act, the 1934 Act, any rule or regulation promulgated thereunder, or any law or regulation of any state or jurisdiction in connection with the sale of the Preferred Stock.

         b. Within fifteen (15) business days after receipt by the Broker-Dealer or any Affiliated Person of notice of the commencement of any action in respect of which indemnity may be sought against the Company, the Broker-Dealer or such Affiliated Person shall notify the Company in writing of such action. The Company shall then assume the defense of such action (including the employment of counsel and payment of expenses) insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company. The Broker-Dealer or Affiliated Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be the obligation of the Company unless specifically authorized by the Company. This indemnity agreement shall be in addition to any liability that the Company may otherwise have.

     6.  Indemnification by the Broker-Dealer.
         ------------------------------------

         a. The Broker-Dealer will indemnify and hold harmless the Company and each "Affiliated Person" (defined to include the Company's officers, directors, partners, employees, and each person who controls any of the foregoing persons within the meaning of Section 15 of the 1933 Act) from and against any and all losses, claims, damages, expenses, or liabilities to which the Company or any Affiliated Person may become subject under the 1933 Act, under the 1934 Act, under any other statute, at common law, or otherwise, and will reimburse the


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     Company and each such Affiliated Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any actual or asserted failure or neglect of the Broker-Dealer to (i) comply with any agreement, covenant, representation, or warranty in this Agreement, or (ii) comply with the 1933 Act, the 1934 Act, any rule or regulation promulgated thereunder, or any law or regulation of any state or jurisdiction in connection with the sale of the Preferred Stock.

         b. Within fifteen (15) business days after receipt by the Company or any Affiliated Person of notice of the commencement of any action in respect of which indemnity may be sought against the Broker-Dealer, the Company or such Affiliated Person shall notify the Broker-Dealer in writing of such action. The Broker-Dealer shall then assume the defense of such action (including the employment of counsel and payment of expenses) insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Broker-Dealer. The Company or Affiliated Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be the obligation of the Broker-Dealer unless specifically authorized by the Broker-Dealer. This indemnity agreement shall be in addition to any liability that the Broker-Dealer may otherwise have.

     7.  Contribution.  If it is judicially determined (by the entry of a final
         ------------
judgment or decree in a court of competent jurisdiction and the expiration of the time for appeal or denial of the last right to appeal) that indemnification under paragraph 5 or 6 is not legally enforceable, then the Company and the Broker-Dealer shall contribute to the aggregate losses, claims, damages, expenses, or liabilities to which the Broker-Dealer, the Company, or any Affiliated Person of either of them may be subject in proportion to the relative fault of each (including all Affiliated Persons of each) in connection with the conduct which resulted in such losses, claims, damages, expenses, or liabilities. The Broker-Dealer and the Company hereby stipulate that, in any legal proceeding involving contribution under this paragraph, the following are proper factors to be included in determining relative fault in the case of an untrue statement of a material fact or omission to state a material fact: (i) whether such statement or omission relates to information supplied by the Company or the Broker-Dealer; and (ii) the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such untrue statement or omission. This contribution agreement shall in no way affect the contribution liabilities of any person other than the Broker-Dealer and the Company.

     8.  Notices.  All communications required or permitted to be made under
         -------
this Agreement shall be in writing and shall be delivered or mailed to the Broker-Dealer at the address set forth at the top of this Agreement and to the Company at the address set forth in paragraph 2(c) of this Agreement. Alternatively, notices may be transmitted by telefax and will be deemed given when actually received if a copy thereof is promptly delivered


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or mailed as required by the preceding sentence. All telefaxed notices to the
Broker-Dealer shall be transmitted to:

                    Mr. Jeff Rachlin
                    Asset Allocations Securities Corp
                    (914)747-0090


All telefaxed notices to the Company shall be transmitted to:

                    Thomas J. Shaw
                    Retractable Technologies. Inc.
                    (972)294-4400


     9.  Instrument.  The representations and agreements made by the parties
         ----------
herein shall continue in effect until all of the Preferred Stock has been sold or the offering is otherwise terminated by the Company. This Agreement may be terminated by either party at any time by written notice to that effect.

     10. Confidential Information.  Any and all confidential and/or proprietary
         ------------------------
information disclosed by either party to the other during the term of this Agreement shall not be disclosed by the receiving party to third parties, except as may be required by applicable law, and shall not be used by either party for its own commercial benefit for any purpose other than the limited purposes of this engagement without the prior written consent of the party providing such information. The Confidentiality Agreement attached hereto as Exhibit "B" is incorporated herein for all purposes by this reference as though set forth at length herein.

  11.  Authority to Execute.  The individual signing this Agreement on behalf of
       --------------------
the Broker-Dealer represents and warrants that he or she is duly authorized by the Broker-Dealer to execute and deliver this Agreement on the Broker-Dealer's behalf.


By:  /s/ Thomas J. Shaw
     ---------------------------------------
     Thomas J. Shaw
     President and Chief Executive Officer
     Retractable Technologies, Inc.


Asset Allocation Securities Corp.

By:  /s/ Jeff Rachlin
     ---------------------------------------
         Jeff Rachlin

Title:    President
       -------------------------------------
Date:      3-9-00
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